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                                                                     Exhibit 4.1

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                                                                     EXHIBIT A

                          ACCLAIM ENTERTAINMENT, INC.

                  10% Convertible Subordinated Note due 2002

            ACCLAIM ENTERTAINMENT, INC., a Delaware corporation, promises to pay to ______________________________________________________________________ or
registered assigns, the principal sum of _____________________________ Dollars, on March 1, 2002.

            Interest Payment Dates: March 1 and September 1
            Regular Record Dates: February 15 and August 15

            Additional provisions of this Security are set forth on other side of this Security.

            IN WITNESS WHEREOF, ACCLAIM ENTERTAINMENT, INC. has caused this instrument to be duly signed.

                                          ACCLAIM ENTERTAINMENT, INC.


                                          By:   _____________________________
                                                Co-Chairman of the Board and
                                                  Chief Executive Officer

CERTIFICATE OF AUTHENTICATION             By:   _____________________________
                                                Secretary

IBJ Schroder Bank & Trust Company,
as Trustee, certifies that this is
one of the Securities referred to
in the within mentioned Indenture.

IBJ Schroder Bank & Trust Company,
as Trustee


By:  __________________________

Authorized Signatory

Dated:

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            1. Interest. ACCLAIM ENTERTAINMENT, INC., a Delaware corporation
(the "Company"), promises to pay interest on the principal amount of this Security at 10% per annum from and including February 26, 1997 to maturity or earlier redemption. The Company will pay interest semi-annually on March 1 and September 1 of each year commencing September 1, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or if no interest has been paid, from February 26, 1997. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by this Security, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders of the Securities at the close of business on the February 15 or August 15 next preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

            3. Registrar and Agents. Initially, IBJ Schroder Bank & Trust Company will act as the Registrar, the Paying Agent, the Conversion Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without the prior consent of the Holders but upon notice to the Holders. The Company or any of its Subsidiaries may act as Registrar, co-registrar, Paying Agent or Conversion Agent.

            4. Indenture; Limitations. The Company issued the Securities under an Indenture dated as of February 26, 1997 (the "Indenture") between the Company and IBJ Schroder Bank & Trust Company (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of such terms. The Securities are general unsecured obligations of the Company limited to $50,000,000 aggregate principal amount.

            5. Optional Redemption by the Company. The Company may, at its option (subject to the rights of holders of Senior Indebtedness), redeem the Securities, in whole or from time to time in part, on any date on or after March 1, 2000, at the following redemption prices, expressed as percentages of the principal amount, if redeemed during the 12-month period beginning March 1, of the years indicated below:

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Year                                       Percentage
----                                       ----------
2000.....................                  104.00%
2001.....................                  102.00%

and at maturity at 100% of principal, together in the case of any such redemption with accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

            6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's address appearing in the Note Register. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in an amount of $1,000 principal amount or integral multiples thereof. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation of this Security. On and after the Redemption Date, interest ceases to accrue on Securities or portions of them called for redemption.

            7. Repurchase Event. In the event of a Repurchase Event (as hereinafter defined) each Holder of Securities shall have the right (which right may not be waived by the Board of Directors or the Trustee) at the Holder's option, to require the Company to repurchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is 45 calendar days after the date of the Company Notice (as defined below), at a price equal to 100% of the principal amount of such Securities to be repurchased (the "Repurchase Price"), together with accrued interest to the Repurchase Date; provided however, that a Repurchase Event shall not be deemed to have occurred if the closing price per share of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately before the Repurchase Event shall equal or exceed 110% of the Conversion Price (as defined herein) of such Securities in effect on each such Trading Day. A "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act, as in effect on the date of execution of the Indenture. A Repurchase Event shall be deemed to have occurred at such time after February 26, 1997 if: (i) any Person (including any syndicate or group deemed to be a "Person" under Section 13(d)(3) of the Exchange Act), other than the Company, any Subsidiary, or any current or future employee or director benefit plan of the Company or any Subsidiary or any entity holding capital stock of the Company for or pursuant to the terms of such plan, or an underwriter engaged in a firm commitment underwriting in connection with a public offering of capital stock of the Company, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors; (ii) the Company sells or transfers all or substantially all of the assets of the Company to another Person; (iii) there occurs any consolidation of the

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Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger (a) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock, (b) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock or (c) a transaction in which the stockholders of the Company immediately prior to such transaction owned, directly or indirectly, immediately following such transaction, a majority of the combined voting power of the voting capital stock of the corporation resulting from the transaction, such stock to be owned by such stockholders in substantially the same proportion as their ownership of the voting stock of the Company immediately prior to such transaction); (iv) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the 24-month period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (v) the Common Stock is the subject of a "Rule 13e-3 transaction" as defined under the Exchange Act.

            8. Conversion. Beginning April 28, 1997, a Holder of a Security may convert such Security into Common Stock of the Company at any time before the close of business on March 1, 2002. If the Security is called for redemption or delivered for repurchase, the Holder may convert it at any time before the close of business on the last Business Day prior to the Redemption Date or the Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase. The initial Conversion Price is $5.18 per share, subject to adjustment in certain events as set forth in the Indenture. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the Conversion Price in effect on the conversion date and then round to the nearest 1/100th share. The Company will deliver a check for any fractional share.

            To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent or Registrar, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. Securities (or portion of a Security) surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except Securities called for redemption on a Redemption Date within such period) must be accompanied by payment of an amount equal to the interest thereon which the registered Holder is to receive. In the case of any Securities that have been converted after any Regular Record Date but on or before the next Interest Payment Date, interest due on such

Interest Payment Date will be payable on such Interest Payment Date, notwithstanding such conversion, to the Holder of record of such Note as of such Regular Record Date. Except as described above, no interest on converted Securities will be payable by the Company on any Interest Payment Date subsequent to the date

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of conversion. No other payment or adjustment for interest or dividends will be made upon conversion.

            If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

            9. Subordination. This Security is subordinated to all existing and future Senior Indebtedness of the Company as defined in the Indenture and to the Trustee's fees and expenses as more fully described in the Indenture. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid in cash before any payment may be made to any Holders of Securities. Any Securityholder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

            In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

            10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange of the Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required to exchange or register a transfer of any Securities for a period of 15 days immediately preceding the first mailing of notice of redemption of Securities to be redeemed or of any Security selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not to be redeemed.

            11. Persons Deemed Owners. The registered Holder of a Security shall be treated as the owner of it for all purposes.

            12. Unclaimed Money. If money for the payment of principal and premium, if any, or interest on any Securities remains unclaimed for two years, the Trustee or any Paying Agent will pay the money back to the Company at its request. After that, Holders may look only to the Company for payment.

            13. Merger or Consolidation. The Company may not consolidate with,

or merge into, or transfer or lease all or substantially all of its assets to, another Person unless: the Person is a corporation; such corporation assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; at the time thereof and after giving effect to the transaction no Default or Event of Default shall exist; and certain other conditions set forth in the Indenture are satisfied.

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            14. Discharge Prior to Redemption or Maturity. The Indenture will be discharged and canceled except for certain sections thereof upon payment of funds sufficient to pay principal and premium, if any, or interest due on such payment or redemption of all Outstanding Securities.

            15. Amendment and Waiver. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least two-thirds in principal amount of the Securities then Outstanding (as defined in the Indenture) and any existing Event of Default may be waived with the consent of the Holders of a majority in principal amount of the Securities then Outstanding. Without the consent of or notice to any Securityholder, the Company may amend the Indenture or the Securities to, among other things, provide for uncertificated Securities, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Securityholder.

            16. Successors. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

            17. Defaults and Remedies. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of Securities then Outstanding may declare all the Securities to be due and payable in the manner and with the effect provided in the Indenture, and upon any such declaration such principal and accrued interest shall become due and payable immediately. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee has the absolute right to require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Company is required to file periodic reports with the Trustee as to the absence of Default. An Event of Default is: the Company defaults in the payment of the principal of or premium, if any, of any of the Securities as and when the same shall become due and payable either at maturity, or upon redemption; the Company defaults in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable and the default continues for a period of 30 days; the Company defaults in the payment of the Repurchase Price in respect of any Security on the Repurchase Date therefor, whether or not such payment is prohibited by the subordination provisions of the Indenture; the Company fails to perform or breaches any other covenant or agreement in the Securities or in the Indenture and the default continues for 60 days after receipt by the Company of notice in accordance with the Indenture; or certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary.

            18. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not the Trustee.

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            19. No Recourse Against Others. No stockholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

            20. Authentication. This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

            21. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. It also will furnish the text of this Security in larger type. Requests may be made to: Acclaim Entertainment, Inc., One Acclaim Plaza, Glen Cove, New York 11542, Attention: Secretary.

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFRED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

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                                ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

                     (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                          TAX IDENTIFICATION NUMBER)

                     ______________________________________

                     ______________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
______________________________________________________ agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

Date:___________________________________________________________________________

Your signature:_________________________________________________________________
                  (Sign exactly as your name appears on the other side of this Security)

Signature guaranteed by:________________________________________________________
                     THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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                               CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:

                                      |_|

To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $1,000 or any integral multiple thereof):

                           -------------------------
                           $
                           -------------------------

If you want the stock certificate made out in another Person's name, fill in the form below:

                   (INSERT OTHER Person'S SOCIAL SECURITY OR
                          TAX IDENTIFICATION NUMBER)

                     ______________________________________

                     ______________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
           (Print or type other Person's name, address and zip code)

Date:___________________________________________________________________________

Your signature:_________________________________________________________________
                  (Sign exactly as your name appears on the other side of this Security)

Signature guaranteed by:________________________________________________________
                      If you want the stock certificate made out in another Person's name, please have your signature guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C.
                      Rule 17Ad-15.

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                      OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 6.09 of the Indenture, check the box:

                                      |_|

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 6.09 of the Indenture, state the amount:

_____________________________________
(in an integral multiple of $1,000)

Date:_______________  Signature(s): __________________

                              ___________________________________________
                              (Sign exactly as your name(s) appear(s)
                               on the other side of this Security)

Signature(s) guaranteed by:______________________________________________
                              THE SIGNATURES SHOULD BE GUARANTEED BY AN
                              ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                              STOCKBROKERS, SAVINGS AND LOAN
                              ASSOCIATIONS AND CREDIT UNIONS WITH
                              MEMBERSHIP IN AN APPROVED SIGNATURE
                              GUARANTEE MEDALLION PROGRAM), PURSUANT TO
                              S.E.C. RULE 17Ad-15.